UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2017

Orbital ATK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive
Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 4.01.  Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On May 1, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of Orbital ATK, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.  PwC had been engaged on June 30, 2015 and had been the Company’s independent registered public accounting firm for the year ended December 31, 2016 and the nine-month transition period ended December 31, 2015 (the “2015 transition period”).

PwC’s reports on the financial statements of the Company for the year ended December 31, 2016 and the 2015 transition period did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from June 30, 2015 to December 31, 2015, the year ended December 31, 2016 and the subsequent interim period through May 1, 2017, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report.

During the year ended December 31, 2016, the 2015 transition period and the subsequent interim period through May 1, 2017, there were reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933.  As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Annual Report on Form 10-K/A for the 2015 transition period, the Company and PwC each concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2015, and as of December 31, 2016, because of material weaknesses in our control environment related to (i) establishing and maintaining accounting policies and procedures related to complex transactions, and (ii) maintaining a sufficient complement of personnel with appropriate levels of accounting and controls knowledge, experience, and training commensurate with the nature and complexity of our business and contract activity.  These material weaknesses in our control environment contributed to material weaknesses at the control activity level where the Company (iii) did not design appropriate controls to ensure completeness and accuracy of purchase accounting, specifically the Company did not maintain controls over measurement period adjustments and controls over the calculation of acquired contracts’ percentage of completion used to recognize revenue (this material weaknesses was identified in 2015 and  remediated during the quarter ended December 31, 2016), and (iv) did not maintain controls over the integration of accounting operations of the two merged companies and over the preparation, analysis and review of accounts of the combined business.  Also, the Company (v) did not maintain an effective control environment at its Defense Systems Group and its Small Caliber Systems Division, specifically the Small Caliber Systems Division did not maintain a control environment where procedures to escalate accounting issues to Defense Systems Group or Corporate management were followed, which led to the suppression of information by Small Caliber Systems Division management related to cost overruns and the override of certain controls due to pressure to achieve cost savings and maintain a targeted profit rate.  This material weakness in our control environment contributed to (vi) a material weakness at the Small Caliber Systems Division, where the Small Caliber Systems division did not design and maintain controls related to the preparation, review and approval of costs incurred and contract estimates used to determine revenue.  The Audit Committee has had extensive discussions with PwC regarding these conclusions.  The Company authorized PwC to fully respond to the inquiries of the successor accountant concerning these material weaknesses.

The Company provided PwC a copy of the above disclosures in this Item 4.01 and requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K.  A copy of this letter dated May 5, 2017 furnished by PwC in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On May 1, 2017, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as Orbital ATK’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2017.  Deloitte was previously the Company’s independent registered public accounting firm for over twenty years through the fiscal year ended March 31, 2015 (“fiscal 2015”).

During the year ended December 31, 2016, the 2015 transition period and the interim period through May 1, 2017, except for those matters that had or could have had an impact on the restated financial statements of the Company for fiscal 2015 and 2014, for which Deloitte was engaged to serve as the Company’s independent registered public accounting firm, the Company did not consult with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Garrett E. Pierce

	Name:	Garrett E. Pierce
	Title:	Chief Financial Officer

Date: May 5, 2017